Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts: Stacey Sullivan, Media Relations Tony Laday, Investor Relations

(800) 775-7290 (972) 770-8890

BRINKER INTERNATIONAL BOARD DECLARES COMMON DIVIDEND

DALLAS (May 31, 2012) - The Board of Directors for Brinker International, Inc. (NYSE: EAT) declared a quarterly dividend of $0.16 per share on the common stock of the company payable on June 28, 2012 to shareholders of record as of June 8, 2012.

Brinker currently owns, operates or franchises 1,574 restaurants under the names Chili's® Grill & Bar (1,529 restaurants) and Maggiano's Little Italy® (45 restaurants) and holds a minority investment in Romano's Macaroni Grill®.

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